EXHIBIT 23.4

                                     CONSENT

        The undersigned, Louis A. Waters, hereby consents to the reference to him as having agreed to become a Director of Castle Dental Centers, Inc., as described in the Registration Statement on Form S-1 relating to the Common Stock of Castle Dental Centers, Inc.

                                               /s/ LOUIS A. WATERS
                                                   Louis A. Waters

                                               Date: 10/5/96